Exhibit 10.17(a)
Schedule of executive officers of Digene Corporation entering into Employment Agreements
The following executive officers of Digene Corporation have entered into Employment Agreements substantially in the form of Exhibit 10.3 to Digene Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003:
Attila Lorincz
Robert McG. Lilley
Vincent J. Napoleon
Belinda O. Patrick
Joseph P. Slattery